EXHIBIT 32.1
WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, the Chief Executive Officer and Chief Financial Officer of Cuisine Solutions, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:
(a)	the Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 of the Company for the period ended June 24, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stanislas Vilgrain	Chief Executive Officer	September 22, 2006

Stanislas Vilgrain

/s/ Yuyun Tristan Kuo	Chief Financial Officer,	September 22, 2006

Yuyun Tristan Kuo	Treasurer and Corporate Secretary

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